SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) January 25, 2005


                                THE BEARD COMPANY
             (Exact name of registrant as specified in its charter)


          Oklahoma                1-12396              73-0970298
(State or other jurisdiction    (Commission          (IRS Employer
     of incorporation)          File Number)      Identification No.)


                                Enterprise Plaza
                               5600 N. May Avenue
                                    Suite 320
                          Oklahoma City, Oklahoma          73112
               (Address of principal executive offices) (Zip Code)

                                 (405) 842-2333
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be Included in the Report

Item 3.02  Unregistered Sales of Equity Securities

     On December 21, 2004, The Beard Company, (the "Company") commenced a private debt placement of its 5-year 12% Convertible Subordinated Notes (the "12% Notes") targeted to raise a total of $1,500,000. As of December 29, 2004 the offering was amended to increase the Maximum Amount of the offering to $2,100,000. The Company is offering the 12% Notes to provide it with the necessary working capital to bridge the gap until it obtains the funds necessary to proceed with a coal fines recovery project (the "Pinnacle Project") the Company expects to commence in the first quarter of 2005, with any remaining proceeds used to finance such project, if necessary.

     On January 25, 2005, the Company accepted the subscription for and sold $1,755,000 aggregate principal amount of the 12% Notes to a private investor. All of such amount was sold by the Company's selling agent. This sale completed the offering of the 12% Notes, which were subscribed in full for a total of $2,100,000. Based upon the current conversion price of $1.00 per share (the "Conversion Price"), the 12% Notes are convertible into 2,100,000 shares of the Company's common stock. Additionally, as compensation for the $1,755,000 of 12% Notes sold by the Company's selling agent, the Company issued on January 25, 2004, a total of 70,200 warrants to purchase the Company's common stock at $1.00 per share.

     Of the $2,100,000 principal amount of Notes sold by the Company, $255,000 aggregate principal amount of the 12% Notes were issued to holders of the Company's 5-year 9% convertible subordinated notes (the "9% Notes") in exchange for their 9% Notes.

     The 12% Notes issued in exchange for the 9% Notes were issued in reliance upon the exemption from registration provided by Rule 3(a)(9) of the Securities Act, which provides an exemption for "securities exchanged by the issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange" (the "3(a)(9) Exemption") and upon the exemption from registration provided by Section 4(2) of the Securities Act for "transactions by the issuer not involving a public offering," in transactions that fell within the safe harbor provided by Rule 506 of Regulation D of the Securities Act of 1933, as amended. (the "4(2) Exemption"). The remainder of the 12% Notes was issued in reliance upon the 4(2) Exemption. When the 12% Notes and the warrants are converted to the Company's common stock the issuance of the common stock will be exempted from registration by Section 3(a)(9) of the Securities Act which provides an exemption for "securities exchanged by the issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange."

Item 7.01  Regulation FD Disclosure.

     On January 25, 2005, the Company issued a press release announcing the successful completion of a $2,100,000 debt offering. A copy of the press release is attached hereto as Exhibit 99.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.                           Description
-----------                           -----------
   99                      Press release dated January 25, 2005

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          THE BEARD COMPANY

                                          /s/ Herb Mee, Jr.
                                          -------------------------------
                                          Herb Mee, Jr., President

January 26, 2005


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                               INDEX TO EXHIBITS

Exhibit
  No.           Description                     Method of Filing
  ---           -----------                     ----------------

  99    Press release dated January 25, 2005   Filed herewith electronically